                                                                    EXHIBIT 99.2

                                 [VERITAS LOGO]




   MERGER AGREEMENT BETWEEN VERITAS DGC AND PETROLEUM GEO-SERVICES TERMINATED


HOUSTON, TX - JULY 31, 2002 - Veritas DGC Inc. ("Veritas") (NYSE & TSE: VTS) today announced that its merger agreement with Petroleum Geo-Services ASA (NYSE:
PGO, OSE: PGS) has been formally terminated.

Veritas DGC Inc. offers the oil and gas industry a comprehensive suite of integrated geophysical services designed to manage exploration risk and enhance drilling and production success worldwide. These services include seismic data acquisition in all environments, data processing, data visualization, data interpretation, reservoir characterization, and extensive non-exclusive seismic data library surveys worldwide. With over 36 years of operating experience, Veritas is one of the world's leading providers of advanced geophysical technologies.


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For additional information, please contact:

Mindy Ingle, Investor Relations                                   (832) 351-8821